EXHIBIT 99.1
     Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them.
Dated: February 14, 2008

Veron International Ltd.

By:	*

Joseph Wing Kong Leung

Milestone Management Limited

By:	*

Joseph Wing Kong Leung, Director

*

Kam Por Chan

*

Joseph Wing Kong Leung

*
By:	/s/ Paul J. Tauber
Paul J. Tauber, Attorney-in-fact
Power of Attorney filed as an exhibit
to Schedule 13G to which this Joint Filing
Agreement is also filed as an exhibit